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                                                                File No. 9007-93


                          CERTIFICATE OF AMENDMENT OF
                           ARTICLES OF INCORPORATION
                                      OF
                             BOARDWALK CASINO, INC.


     Forrest J. Woodward, II, and Louis J. Sposato certify that:

     A. They are the President and Secretary, respectively, of Boardwalk Casino, Inc., a Nevada corporation (the "Corporation").

     B. Resolutions proposing and declaring advisable the following amendment to the Corporation's Articles of Incorporation were adopted by the Corporation's Board of Directors at a meeting held on October 3, 1996:

          1. The Corporation's Articles of Incorporation be amended by amending Article III, Section 3.1 to read in its entirety as follows:

          "Section 3.1. AUTHORIZED SHARES. The aggregate number of shares which the corporation shall have authority to issue is 65,000,000 shares, consisting of:

          (a) 50,000,000 shares of a single series of common class, having a par value of $.001 per share, each of which is entitled to one vote in all matters on which the stockholders of the corporation are required or permitted to vote (the "Common Shares"); and

          (b) 15,000,000 shares of preferred class, having a par value of $.001 per share (the "Preferred Shares")."

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     C.   The foregoing amendment to the Corporation's Articles of Incorporation was approved on December 19, 1996 by the affirmative vote of stockholders owning 6,661,246 shares (92.7%) of the Corporation's 7,179,429 outstanding shares of capital stock entitled to vote.

     IN WITNESS WHEREOF, we do hereby execute this Certificate of Amendment of Articles of Incorporation of Boardwalk Casino, Inc. on December 30, 1996.



                                         /s/ Forrest J. Woodward, II
                                         ---------------------------------------
                                         Forrest J. Woodward, II, President


                                         /s/ Louis J. Sposato
                                         ---------------------------------------
                                         Louis J. Sposato, Secretary


STATE OF NEVADA

COUNTY OF CLARK

     This instrument was acknowledged before me on December 30, 1996 by Forrest J. Woodward, II and Louis J. Sposato as President and Secretary of Boardwalk Casino, Inc.


                                         /s/ Esther L. Gallagher
                                         ---------------------------------------
                                                      Notary Public

                                 SEAL             ESTHER L. GALLAGHER
                                                 Notary Public - Nevada
                                               My appt. exp. Sep. 26, 2000
                                                      No. 92-3914-1

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